EXHIBIT 30(n)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 24, 2023, with respect to the financial statements of the sub-accounts that comprise Minnesota Life Variable Life Account of Minnesota Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.
/s/ KPMG LLP
Minneapolis, Minnesota
April 24, 2023

EXHIBIT 30(n)
Consent of Independent Auditors
We consent to the use of our report dated March 28, 2023, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.
/s/ KPMG LLP
Minneapolis, Minnesota
April 24, 2023